Exhibit 99.1
CapsoVision Reports First Quarter 2026 Financial Results

SARATOGA, Calif., May 14, 2026 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, today reported financial results for its first quarter ended March 31, 2026.
Recent Highlights
•Delivered first quarter revenue of $2.8 million, stable compared to the first quarter of 2025.
•Existing customers continued to expand clinical use of CapsoCam Plus® for small bowel disease detection, while procedure volume demonstrated growing adoption and end-user consumption.
•Secured key customer renewals with large GI networks, including Indiana University Health Systems, Providence Health Systems, and Gastro Health, reinforcing platform value and long-term relationships.
•CapsoCam Plus® used by over 167,000 patients as of March 31, 2026.
•CapsoVision’s AI-assisted reading feature for CapsoCam Plus, on track for anticipated FDA clearance mid-year, with commercial launch expected shortly thereafter, subject to FDA review timelines.
•Pipeline programs progressing as planned, including our second-generation of CapsoCam Colon with 510(k) submission expected in the third quarter of 2026, and initiation of a clinical study for CapsoCam UGI in pancreatic cancer detection with the first patient enrolled in May 2026.
•Completed a $14 million private placement of public equity financing on March 16, 2026.
Management Commentary
“We saw continued strength in underlying utilization during the first quarter, reflecting deeper engagement across our installed base and the increasing role CapsoCam Plus® is playing in clinical practice,” said Johnny Wang, President and Chief Executive Officer of CapsoVision. “Importantly, we also secured key renewals with large GI networks, reinforcing the durability of our customer relationships and the value of our platform.
"At the same time, we are approaching an important inflection point with the anticipated FDA clearance of our AI-assisted reading feature for CapsoCam Plus®, which we believe will further enhance workflow efficiency for physicians and we received positive feedback at recent industry meetings. Across the pipeline, we remain on track, including progress on the second-generation of our CapsoCam Colon capsule and the recent initiation of our pancreatic cancer study with initial patient enrollment. Taken together, we believe we are well positioned to continue advancing our platform and executing on our long-term strategy.”
First Quarter 2026 Financial Results
Total revenue was $2.8 million, stable compared to $2.8 million in the first quarter of 2025, due to a 3% decrease in capsule volume, offset by a slight increase in average selling price.
Gross profit was $1.3 million, a decrease of $0.2 million, or 11%, compared to $1.5 million in the first quarter of 2025. Gross margin was 48%, compared to 54% in the first quarter of 2025. The decrease was due to the impact of changes in U.S. trade policies and tariffs.

Operating expenses were $8.4 million, a $1.5 million increase from the first quarter of 2025, driven primarily by the development of the new CMOS image sensors under the development agreement with Canon Inc., as well as clinical trial activities supporting the second-generation of CapsoCam Colon.
Cash and cash equivalents totaled $17.9 million as of March 31, 2026.
On March 16, 2026, the Company closed a $14 million private placement in public equity financing.
Conference Call and Webcast
CapsoVision will host a conference call today, May 14, 2026, at 4:30 p.m. ET to discuss its first quarter financial results. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and referencing conference ID 5439091, or from the webcast link on the Events page in the investor relations section of the company's website at www.capsovision.com.
To access the replay, please register via the webcast link on the Events page. The webcast will be available for one year following the completion of the call.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and screening of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon™ with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “positioned”, “on track”, “anticipate(s)”, “intend(s)”, “plan(s)”, “believe(s)”, “potential”, “will”, “should”, “could”, “would”, “may”, “continue”, “remain”, “advancing”, “approach(ing)”, or “target(ed)” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals (including anticipated FDA clearance of our AI-assisted reading feature for CapsoCam Plus® and commercial launch expected shortly thereafter), the Company’s plans, strategies and timing for its pipeline development (including the study for second-generation of CapsoCam Colon and related 510(k) submission, and the clinical study for CapsoCam UGI in pancreatic cancer detection) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, the Company’s financial condition and the availability of cash and financing, the success of the Company’s product and clinical development efforts, the failure to receive regulatory clearance and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.
Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com

Media Contact
Leslie Strickler and Paul Spicer
Être Communications
leslies@etrecommunications.com | (804) 240-0807
pauls@etrecommunications.com | (804) 503-9231

CAPSOVISION, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$17,933	$10,112
Accounts receivable, net	1,925	2,498
Inventory	3,491	2,987
Prepaid expenses and other current assets	1,151	1,072
Total current assets	24,500	16,669
Property and equipment, net	620	611
Operating lease right-of-use assets	749	843
Other long-term assets	76	41
TOTAL ASSETS	$25,945	$18,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,359	$1,143
Accrued expenses and other current liabilities	3,494	2,697
Deferred revenue	84	177
Operating lease liabilities – current	426	410
Total current liabilities	5,363	4,427

Operating lease liabilities – long-term	362	477
Total liabilities	5,725	4,904

Commitments and contingencies - Note 8

Stockholders’ Equity
Common stock, $0.001 par value: 300,000,000 and 300,000,000 shares authorized; 49,838,867 and 46,865,051 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	50	47
Additional paid-in capital	182,868	168,878
Accumulated deficit	(162,698)	(155,665)
Total stockholders’ equity	20,220	13,260
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,945	$18,164

CAPSOVISION, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per-share amounts)

	Three Months Ended March 31,
	2026	2025

Net revenue	$2,792	$2,783

Costs of revenue	1,463	$1,289

Gross profit	1,329	1,494

OPERATING EXPENSES
Selling and marketing	2,091	1,961
Research and development	4,435	3,107
General and administrative	1,896	1,808
Total operating expenses	8,422	6,876

Operating loss	(7,093)	(5,382)

NON-OPERATING INCOME
Interest income, net	59	6
Other non-operating income, net	1	1
Total non-operating income, net	60	7

Loss before income taxes	(7,033)	(5,375)

Provision for income taxes	—	—

Net loss and comprehensive loss	$(7,033)	$(5,375)

Net loss per share – basic and diluted	$(0.15)	$(2.49)

Weighted average common shares outstanding – basic and diluted	47,456,908	2,157,627

CAPSOVISION, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,033)	$(5,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56	52
Loss on disposal of property and equipment	1	—
Amortization of operating lease right-of-use assets	94	85
Unrealized foreign exchange gains	(4)	(12)
Stock-based compensation	334	152
Bad debt expense	—	11
Changes in operating assets and liabilities:
Accounts receivable	594	296
Inventory	(504)	(408)
Prepaid expenses and other current assets	8	(621)
Other long-term assets	(35)	—
Accounts payable	198	134
Accrued expenses and other current liabilities	417	833
Deferred revenue	(93)	(48)
Operating lease liabilities	(99)	(85)
Net cash used in operating activities	$(6,066)	$(4,986)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(48)	(40)
Net cash used in investing activities	$(48)	$(40)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Private Placement	14,000	—
Payment of Private Placement issuance costs	(87)	—
Proceeds from exercises of options on common stock and warrants	39	34
Net cash provided by financing activities	$13,952	$34

Net increase (decrease) in cash and cash equivalents	7,838	(4,992)
Effect of exchange rate changes on cash and cash equivalents	(17)	71
Cash and cash equivalents at beginning of period	10,112	9,319
Cash and cash equivalents at end of period	$17,933	$4,398

NON-CASH FINANCING AND INVESTING ACTIVITIES
Private Placement issuance costs in accounts payable and accruals	$380	—